Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS

IN WILLOW GROVE, PENNSYLVANIA

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – September 21, 2007 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 128th Cheesecake Factory restaurant at the Willow Grove Park Mall in Willow Grove, Pennsylvania, a suburb of Philadelphia, on September 20, 2007.  The restaurant contains approximately 10,500 square feet and 300 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 128 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates ten upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100